UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2008

LiveDeal, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-24217	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2490 East Sunset Road, Suite 100, Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip code)

(480) 654-9646
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported in our Form 10-K for the fiscal year ended September 30, 2007, during fiscal 2007, we reevaluated our consolidated financial statement presentation.  During this process, we identified certain errors in the presentation of our 2006 and 2005 consolidated financial statements.  These errors were corrected in our Form 10-K filed for the fiscal year ended September 30, 2007 and the fiscal 2006 and 2005 consolidated financial statements were labeled “as restated”.  In addition, the corrections were further described in Note 19 to the consolidated financial statements included in the September 30, 2007 Form 10-K.  Accordingly, the consolidated financial statements included in our Form 10-K for the fiscal year ended September 30, 2006 and in our Form 10-Q for the quarters ending December 31, 2006, March 31, 2007 and June 30, 2007 should not be relied upon.  We believe that investors may continue to rely upon the consolidated financial statements included in our Form 10-K for the fiscal year ended September 30, 2007, as this filing includes restated consolidated financial statements for the years ended September 30, 2006 and 2005.

The errors discussed above were identified as part of our enhancement of the Company’s internal control structure during 2007.  The enhancement included an evaluation of the Company’s financial statement classification and presentation policies and procedures.  Our Audit Committee has discussed the errors and restatements as well as the content of this filing with our independent auditors.

We subsequently determined that it was appropriate to clearly label the reclassifications as errors, expand certain disclosures related to the restatements and provide additional disclosures about other restatements we made to our fiscal 2006 and 2005 consolidated financial statements, as well as the quarterly data relating thereto and the quarterly data relating to the first quarter of fiscal 2007.  We are filing concurrently herewith a Form 10-K/A that reflects these amended disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEDEAL, INC.

Date: May 12, 2008	/s/ Daniel L. Coury, Sr.
Daniel L. Coury, Sr.
Chief Executive Officer